Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Neos Therapeutics, Inc. for the quarterly period ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Vipin Garg, as President and Chief Executive Officer of Neos Therapeutics, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Neos Therapeutics, Inc.

Date: May 10, 2018	By:	/s/ Vipin Garg
Vipin Garg
President and Chief Executive Officer
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Neos Therapeutics, Inc. for the quarterly period ended March 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard Eisenstadt, as Chief Financial Officer of Neos Therapeutics, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Neos Therapeutics, Inc.

Date: May 10, 2018	By:	/s/ Richard Eisenstadt
Richard Eisenstadt
Chief Financial Officer (Principal Financial Officer)